UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

BCB BANCORP, INC.

(Exact name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C
Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of a New Principal Executive Officer and President

On June 1, 2026, BCB Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, BCB Community Bank (the “Bank”), issued a press release announcing that Thomas M. O’Brien has been appointed as the President and Chief Executive Officer of the Company and the Bank, effective June 1, 2026. He will also serve on the Board of Directors of each entity. The Company and the Bank have not yet determined on which committees he will serve. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Mr. O’Brien is 75 years old and joins the Company after serving from June 2020 through March 31, 2025 as Chairman, President and Chief Executive Officer of Sterling Bancorp, Inc. He remains on the board of directors of Sterling Holding Company-in Dissolution while it winds down operations and completes its plan of dissolution. From October 2018 to March 2020, he served as Vice Chairman of New York City-based Emigrant Bancorp, Inc. and Emigrant Bank. From April 2014 until January 2018, he served as President, Chief Executive Officer and a director of Sun Bancorp, Inc. and Sun National Bank. Mr. O’Brien served on the boards of BankUnited, Inc. and BankUnited, NA from May 2012 through April 1, 2014. Prior to that, Mr. O’Brien served as President and Chief Executive Officer of State Bancorp, Inc. and its wholly-owned subsidiary, State Bank of Long Island, from November 2006 to January 2012. From 2000 to 2006, Mr. O’Brien was President and Chief Executive Officer of Atlantic Bank of New York. From 1996 to 2000, Mr. O’Brien was Vice Chairman and a board member of North Fork Bank and North Fork Bancorporation, Inc. From 1977 to 1996, Mr. O’Brien worked at North Side Savings Bank, becoming Chairman, President and Chief Executive Officer in 1985. Mr. O’Brien served as a director of the Federal Home Loan Bank of New York from 2008 to 2012 and served as Chairman of New York Bankers Association in 2007. Mr. O’Brien is currently Trustee and Chairman of the Board of Prudential Insurance Company of America Annuity Fund Complex, and Vice-Chairman of the Board and Chairman of the Finance Committee of Archcare and Catholic Healthcare Foundation for the Archdiocese of New York. Mr. O’Brien received a B.A. in Political Science from Niagara University in 1972 and an M.B.A. from Iona University in 1982.

(e) Compensatory Arrangements of Certain Officers

As of and effective June 1, 2026, the Company and the Bank entered into an employment agreement with Mr. O’Brien, pursuant to which he will serve as the President and Chief Executive Officer of each entity. The agreement is for a three-year term ending on May 31, 2029, at which time the agreement will automatically renew for an additional one-year term unless either party provides written notice of termination of the agreement no less than three months prior to the expiration of the initial term.

The agreement provides Mr. O’Brien with an annual base salary of $400,000. In addition, he is entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and executives of the Company, including all plans relating to 401(k), profit sharing, employee stock ownership, supplemental retirement, group life insurance, vacation, paid time off, medical and other health and welfare coverage, but excluding any bonus plans, incentive compensation or similar arrangements. The Bank also will pay Mr. O’Brien up to $5,000 per month as reimbursement for expenses for travel and housing.

The Company has also agreed to grant restricted stock in the Company (the “Restricted Stock”) to Mr. O’Brien. The Restricted Stock will be granted as an inducement to enter into employment, and the Company has agreed to register the shares of Restricted Stock with the Securities and Exchange Commission (“SEC”) by filing a Registration Statement on Form S-8 with the SEC covering the shares. The number of shares of the Company’s common stock subject to the Restricted Stock grant will equal $8,000,000 divided by the average of the high and the low sales prices of the Company’s common stock on NASDAQ on the date of grant. The grant will take place on June 4, 2026. Twenty percent of the shares of Restricted Stock will vest on each of December 31, 2026, December 31, 2027, December 31, 2028, December 31, 2029 and December 31, 2030, subject to Mr. O’Brien’s continued service with the Bank through each such vesting date, except that in certain circumstances relating to a change in control of the Company, the Restricted Stock will vest in full. The Restricted Stock will also vest in full if Mr. O’Brien remains employed by the Bank through May 31, 2029, and during the period from May 31, 2029 through December 31, 2030, the Bank or any successor does not continue to appoint him as a member of the board of directors of the Company, the Bank or any successor, or takes action to remove him as a member of any such board of directors.

In the event Mr. O’Brien’s employment is involuntary terminated by the Bank for reasons other than cause, disability or death, or he resigns for Good Reason (as defined in the employment agreement), Mr. O’Brien will receive a cash lump sum payment in the amount equal to 12 months of Executive’s then-current base salary.

The employment agreement provides that for a period of between one and two years following his separation from service, as determined by Mr. O’Brien and the Bank, Mr. O’Brien will not contact (with a view toward selling any product or service competitive with any product or service sold or proposed to be sold by the Bank) any person (1) to which the Bank sold any product or service during the 36 month period immediately prior to his termination of employment, or (2) which he was otherwise aware was a client of the Bank at the time of termination of employment. He also will not engage in providing professional services or enter into employment or engagement as an employee, director, consultant or similar relationship with any financial services enterprise that is engaged in the business of offering retail customer and commercial deposit and/or loan products in the State of New Jersey and is materially competitive with the Bank in New Jersey. In addition, for a period of two years following his termination of employment, he will not employ, solicit, or induce any employee of the Bank for employment with any enterprise, nor will he seek to influence any employee of the Bank to leave the employ of the Bank.

The foregoing is a summary of the terms of the employment agreement and is qualified in its entirety by reference to the employment agreement when filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report.

Exhibit Number	Description

99.1	Press Release, dated June 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.

DATE: June 1, 2026	By:	/s/ Ryan Blake
Ryan Blake
Executive Vice President, Chief Operating Officer and Corporate Secretary
(Duly Authorized Representative)

5